UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

Network Equipment Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15323 (Commission File Number)	94-2904044 (IRS Employer Identification No.)

6900 Paseo Padre Parkway, Fremont, California 94555
(510) 713-7300
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name or former address if changed since last report)

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Hubert A. J. Whyte resigned as the Company’s President and Chief Executive Officer and as a Director, effective July 19, 2005.  C. Nicholas Keating, Jr. has been appointed as the Company’s President and CEO, effective July 19, 2005.

Mr. Keating, age 63, has been a Director of the Company since November 2001. He was appointed President and CEO of IP Infusion Inc. in October 2000. In February 2004, he retired from IP Infusion but served on its Board of Directors until early 2005. In 1999 Mr. Keating became President and CEO of US Search.com, a web-based provider of on-line information services to corporate and professional users. From 1993 to 1998, Mr. Keating was an advisor to a number of worldwide organizations, including Integrated Telecom Technologies and Lucent Technologies. From 1987 to 1993, Mr. Keating was a Vice President and corporate officer of Network Equipment Technologies. Mr. Keating also serves on the Board of Directors of Foundry Networks and is a Trustee of the Asian Art Museum of San Francisco. He received his BA and MA from American University and was a Fulbright scholar. Mr. Keating also serves on the Board of two privately held companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005	Network Equipment Technologies, Inc. By: /s/ JOHN F. MCGRATH, JR. Name: John F. McGrath, Jr. Title: Vice President and Chief Financial Officer